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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                        FORM 8-KA No. 3

                         CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         March 16, 1998
                         Date of Report
               (Date of Earliest Event Reported)

              INTERNATIONAL HERITAGE, INCORPORATED
     (Exact Name of Registrant as Specified in its Charter)

     Nevada                            002-97690-D              87-0421191
(State or other juris-            (Commission File No.)         (IRS Employer
diction of incorporation)                                        I.D. No.)

                         Carolina Place
                2626 Glenwood Avenue, Suite 200
                 Raleigh, North Carolina 27608
            (Address of Principal Executive Offices)

                         (919)571-4646
                 Registrant's Telephone Number



Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

          On September 9, 1998, in the U.S. District Court for the Northern District of Texas, Dallas Division, a Remand Order was entered in the case Denise Marsh, et. al. v. International Heritage, Inc., et. al., civil action no. 3:98-CV-1064-X. Remand was based on the Court's determination that it lacked subject matter jurisdiction. The Court indicated that removal in this case would be premature due to the fact that class certification has not been granted in this matter. The Court indicated in its Order that if the state
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court judge certifies this matter as a class action, then diversity may exist and removal may be appropriate. However, the Court indicated that certification as a class action may never be granted.

          On September 9, 1998, in the United States District Court for the Northern District of Texas, Dallas Division, a Remand Order was entered in the matter Craig T. Liebendorfer, et. al. v. International Heritage, Inc., civil action 3:98-CV-1063-X. Remand was based on the Court's determination that it lacked subject matter jurisdiction. The Court indicated that removal in this case would be premature due to the fact that class certification has not been granted in this matter. The Court indicated in its Order that if the state court judge certifies this matter as a class action, then diversity may exist and removal may be appropriate. However, the Court indicated that certification as a class action may never be granted.

Item 6.   Resignations of Registrant's Directors.

          None; not applicable.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          None; not applicable.

Item 8.   Change in Fiscal Year.

          None; not applicable.

                           SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                         INTERNATIONAL HERITAGE, INCORPORATED

Date:          09/16/1998.    By  /s/ Stanley H. Van Etten
                         _______________________________________

                         President, CEO and Chairman of the Board